Exhibit 99.1
Contacts:
Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com
FOR IMMEDIATE RELEASE
HYPERCOM CORPORATION ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2005 FINANCIAL RESULTS
PHOENIX, March 1, 2006-Hypercom Corporation (NYSE: HYC) a leading global supplier of electronic payment solutions, today announced financial results for the three and twelve month periods ended December 31, 2005.
The financial information presented includes comparative year-over-year figures and sequential 2005 quarterly results. During the fourth quarter, the Company continued the 2005 comprehensive business review activities begun by executive management early in second quarter 2005, and additional decisions were made resulting in certain restructuring charges. Where appropriate, the financial information includes comparative, adjusted non-GAAP financial results to exclude the specific restructuring charges resulting from this review. The Company also made a decision as of December 31, 2005, to discontinue its UK-based leasing business by divestiture via sale. As a result, this business has been reclassified as a discontinued operation and certain current and prior year figures have been accordingly reclassified.
Revenue
Revenue for the 2005 fourth quarter was $68.1 million, an 8.8% decrease compared to $74.6 million in the same quarter last year, and a 2.3% increase over revenue of $66.5 million in the third quarter of 2005.
The Company believes that year-over-year revenue comparison between 2004 and 2005 is difficult since 2004 fourth quarter revenue was somewhat anomalous for two specific reasons: (1) a component shortage in the third quarter of 2004 that delayed deliveries of the L4100, a new, high demand product and shifted revenues from third quarter to fourth quarter 2004; and (2) an aggressive 2004 fourth quarter product sales discount program to stimulate sales of older 8-bit products while the Company continued to ready its new 32-bit products for release during 2005.
Gross Profit
Gross profit for the 2005 fourth quarter was $23.4 million or 34.3% of revenue, a decrease of 19.2% compared to $28.9 million or 38.8% of revenue in the same quarter of 2004; and a decrease of 8.2% compared to gross profit of $25.5 million or 38.3% of revenue in the third quarter of 2005.

Fourth quarter 2005 gross profit included $3.8 million of restructuring charges related to decisions associated with the Company’s 2005 comprehensive business review. The charges were primarily related to inventory end-of-life reserves for discontinued products, severance costs for certain manufacturing management, and warranty provisions. On a normalized basis, adjusted fourth quarter 2005 non-GAAP gross profit margin was $27.2 million or 40.0% of revenue, compared to $28.9 million or 38.8% of revenue in the same quarter of 2004, and compared to gross profit of $25.5 million or 38.3% of revenue in the third quarter of 2005.
Gross profit as a percentage of revenue can vary significantly depending upon the specific quarterly revenue mix of customers, products, and services; relative revenue contribution by geographic region; variation in manufacturing costs; and other factors.
Operating Expenses
Operating expenses for the fourth quarter of 2005 were $26.1 million, comparable to $26.0 million in the same quarter of 2004, and $21.4 million in the third quarter of 2005. Fourth quarter 2005 operating expenses included $3.0 million of restructuring charges related to decisions arising from the Company’s 2005 business review. These charges primarily related to severance costs of foreign sales management and costs related to an idle leased facility located in Phoenix, Arizona.
On a normalized non-GAAP basis, adjusted fourth quarter 2005 operating expenses were $23.1 million, compared to $27.4 million in the same quarter of 2004, and $21.4 million in the third quarter of 2005. The decrease compared to 2004 is attributable to earlier 2005 business review decisions including reduction of headcount and administrative costs, and the relocation of certain research and development activities to lower cost foreign geographies. The sequential increase is primarily due to an increase in audit and Sarbanes-Oxley compliance costs.
Income from Continuing Operations
The operating loss from continuing operations for the fourth quarter was $2.8 million compared to operating income of $2.9 million in the same quarter of 2004 and operating income from continuing operations of $4.1 million in the third quarter of 2005. The fourth quarter 2005 operating loss included $6.8 million of restructuring charges arising from decisions related to the Company’s 2005 business review.
On a normalized non-GAAP basis, adjusted fourth quarter 2005 non-GAAP operating income was $4.1 million, an increase of 170% compared to non-GAAP operating income of $1.5 million in the same quarter of 2004, and essentially equal to non-GAAP operating income of $4.1 million in the third quarter of 2005.
Net Income from Continuing Operations
Net loss from continuing operations for fourth quarter 2005 was $3.3 million or negative $0.06 per diluted share, compared to net income from continuing operations of $2.7 million or $0.05 per diluted share in the same quarter of 2004, and net income from continuing operations of $2.8 million or $0.07 per diluted share in the third quarter of 2005.
Fourth quarter 2005 loss from continuing operations included $6.6 million of restructuring charges related to the Company’s business review. Approximately $3.5 million of the charges are non-cash related. On a normalized non-GAAP basis, fourth quarter net income from continuing operations was $3.3 million, an increase of 156% compared to non-GAAP net income from continuing operations of $1.3 million in the same quarter of 2004, and an increase of 17.6% over non-GAAP net income from continuing operations of $2.8 million in the third quarter of 2005.
Discontinued UK Leasing Business
The Company reclassified operating results related to its UK-based leasing business to discontinued operations as a result of management’s decision to sell the business to a third party. Included in the fourth quarter loss from discontinued operations of $7.3 million, was an impairment charge of $6.6 million reflecting the Company’s current expectation regarding projected proceeds from any future sale of the leasing business.
“As can be seen by a review of the normalized results for the fourth quarter of 2005, the decisions and actions resulting from management’s comprehensive business review during 2005 are strengthening the Company. On a normalized basis, the Company delivered income before discontinued operations for the fourth quarter of $3.3 million in 2005; an improvement of 156% over the same quarter in 2004,” said Hypercom’s CEO William Keiper. “The additional decisions made during the fourth quarter, will allow us to focus on our strengths and operate even more effectively during 2006.”
Adjusted non-GAAP year-to-date financial results excluding charges for both the current and prior year are presented in the attached reconciliation. These charges will be discussed in the Company’s Form 10-K that will be filed with the Securities and Exchange Commission on March 16, 2006.
Hypercom’s conference call to discuss the financial results for the period ended December 31, 2005 will be held on Wednesday, March 1, 2006 at 8:30 a.m. EST. The conference call will be simultaneously webcast at Hypercom’s Web site, www.hypercom.com and will also be available approximately seven days after the call has concluded in the Investor Relations section under “audio.archive”.
About Hypercom (www.hypercom.com)
Global payment technology leader Hypercom Corporation (NYSE: HYC) delivers a full suite of high security, end-to-end electronic payment products and services. The company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, losses from discontinued operations and the performance and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.
Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; the impact of current litigation matters, including the shareholder class action and shareholder derivative actions, on our business; our ability to timely remediate the material weaknesses and significant deficiencies identified through our internal controls evaluation; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.
The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three and twelve months ended December 31, 2005 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
The Company does not endorse any projections regarding future performance that may be made by third parties.
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Hypercom is a registered trademark of Hypercom Corporation.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in thousands, except per share data)	2005	2004	2005	2004

Net revenue:
Product and other	$57,300	$67,261	$210,963	$214,239
Services	10,789	7,371	34,260	27,046

Total net revenue	68,089	74,632	245,223	241,285

Costs of revenue:
Product and other	35,254	40,047	144,649	123,419
Services	9,452	5,657	27,442	20,721
Write-off of deferrred contract costs	—	—	—	11,305

Total costs of revenue	44,706	45,704	172,091	155,445

Gross profit	23,383	28,928	73,132	85,840

Operating expenses:
Research and development	6,409	7,282	27,555	27,188
Selling, general and administrative	19,735	18,751	72,649	65,242

Total operating expenses	26,144	26,033	100,204	92,430

Income (loss) from continuing operations	(2,761)	2,895	(27,072)	(6,590)
Interest income	874	415	2,679	1,198
Interest expense	(183)	(84)	(787)	(1,412)
Other income (expense)	(93)	(6)	(240)	13
Foreign currency gain (loss)	(401)	27	(1,297)	(1,906)

Income (loss) before income taxes and discontinued operations	(2,564)	3,247	(26,717)	(8,697)
Provision for income taxes	(728)	(557)	(3,526)	(3,833)

Income (loss) before discontinued operations	(3,292)	2,690	(30,243)	(12,530)
Income (loss) from discontinued operations	(7,279)	1,838	(3,123)	3,868

Net income (loss)	$(10,571)	$4,528	$(33,366)	$(8,662)

Basic income (loss) per share:
Income (loss) before discontinued operations	$(0.06)	$0.05	$(0.58)	$(0.24)
Income (loss) from discontinued operations	(0.14)	0.04	(0.06)	0.07

Basic income (loss) per share	$(0.20)	$0.09	$(0.64)	$(0.17)

Diluted income (loss) per share:
Income (loss) before discontinued operations	$(0.06)	$0.05	$(0.58)	$(0.24)
Income (loss) from discontinued operations	(0.14)	0.03	(0.06)	0.07

Diluted income (loss) per share	$(0.20)	$0.08	$(0.64)	$(0.17)

Weighted average common shares:
Basic	52,343,898	51,804,830	52,395,001	51,251,975

Diluted	52,343,898	53,507,505	52,395,001	51,251,975

EBITDA from continuing operations	$(838)	$5,021	$(20,719)	$(476)

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	December 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,940	$23,445
Marketable securities	57,951	69,962
Accounts receivable, net	48,852	59,776
Current portion of net investment in sales-type leases	—	9,441
Inventories	39,414	44,455
Prepaid expenses and other current assets	8,946	12,955
Deferred tax assets	561	—
Assets of discontinued operations held for sale	12,613	—

Total current assets	204,277	220,034
Property, plant and equipment, net	27,746	29,920
Net investment in sales-type leases	—	17,668
Intangible assets, net	3,503	4,475
Other long-term assets	3,827	5,163

Total assets	$239,353	$277,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,721	$27,817
Accrued payroll and related expenses	8,460	8,679
Accrued sales and other taxes	9,479	8,792
Accrued other liabilities	12,371	8,308
Deferred revenue	2,762	2,768
Deferred tax liabilities	439	—
Income taxes payable	1,651	3,411
Current portion of long-term debt	8,355	470

Total current liabilities	61,238	60,245

Non-current liabilities	7,336	11,643

Total liabilities	68,574	71,888

Stockholders’ equity	170,779	205,372

Total liabilities and stockholders’ equity	$239,353	$277,260

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
(Amounts in thousands)
Cash flows from continuing operations:
Net income (loss) from continuing operations	$(3,292)	$2,690	$(30,243)	$(12,530)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation/amortization	2,417	2,105	7,890	8,007
Amortization of deferred financing costs	4	3	15	529
Amortization of discount on marketable securities	(333)	(223)	(1,099)	(223)
Provision for bad debts	606	806	2,046	1,915
Provision for long-term contract accounts receivable	—	(1,385)	—	—
Write-down of excess and obsolete inventory	7,456	1,995	18,539	7,922
Provision for warranty and other product charges	1,260	409	8,926	727
Deferred income taxes	219	—	219	—
Non-cash stock compensation	343	76	828	405
Non-cash write-off of marketing rights intangible asset	—	698	—	698
Foreign currency (gain) loss	492	(2,013)	(976)	74
Write-off of capitalized software and other assets	208	761	2,181	817
Write-off of deferred contract costs	—	—	—	11,305
Changes in operating assets and liabilities, net	(6,252)	(2,833)	(12,080)	(10,797)

Net cash provided by (used in) operating activities	3,128	3,089	(3,754)	8,849

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,334)	(2,021)	(4,916)	(5,855)
Software development costs capitalized	—	(790)	(559)	(2,953)
Purchase of marketable securities	(80,673)	(35,832)	(216,915)	(90,239)
Proceeds from the sale or maturity of marketable securities	66,507	30,400	230,025	37,900

Net cash (used in) provided by investing activities	(15,500)	(8,243)	7,635	(61,147)

Cash flows from financing activities:
Repayments of bank notes payable and other debt instruments	(87)	(192)	(424)	(995)
Proceeds from issuance of common stock	2,292	2,253	7,175	8,276
Purchase of treasury stock	(295)	—	(9,236)	—
Repayment of advances to stockholders	—	—	—	1,056

Net cash provided by (used in) financing activities	1,910	2,061	(2,485)	8,337

Effect of exchange rate changes on cash	(223)	438	(333)	407

Net (decrease) increase in cash flows from continuing operations	(10,685)	(2,655)	1,063	(43,554)
Net cash (used in) provided by in operating activities from discontinued operations	(453)	(660)	11,432	4,450
Net cash (used in) investing activities from discontinued operations	—	(764)	—	(2,866)
Cash and cash equivalents, beginning of period	47,078	27,524	23,445	65,415

Cash and cash equivalents, end of period	$35,940	$23,445	$35,940	$23,445

HYPERCOM CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2005			2004
(Amounts in thousands, except per share data)	GAAP	Non-GAAP Adjustments	Non-GAAP	GAAP	Non-GAAP Adjustments	Non-GAAP
Net revenue:
Product and other	$57,300	$—	$57,300	$67,261	$—	$67,261
Services	10,789	—	10,789	7,371	—	7,371

Total net revenue	68,089	—	68,089	74,632	—	74,632

Costs of revenue:
Product and other	35,254	(3,847)	31,407	40,047	—	40,047
Services	9,452	—	9,452	5,657	—	5,657

Total costs of revenue	44,706	(3,847)	40,859	45,704	—	45,704

Gross profit	23,383	3,847	27,230	28,928	—	28,928

Operating expenses:
Research and development	6,409	(237)	6,172	7,282	—	7,282
Selling, general and administrative	19,735	(2,757)	16,978	18,751	1,385	20,136

Total operating expenses	26,144	(2,994)	23,150	26,033	1,385	27,418

Income (loss) from continuing operations	(2,761)	6,841	4,080	2,895	(1,385)	1,510
Interest income	874	—	874	415	—	415
Interest expense	(183)	—	(183)	(84)	—	(84)
Other expense	(93)	—	(93)	(6)	—	(6)
Foreign currency gain (loss)	(401)	—	(401)	27	—	27

Income (loss) before income taxes and discontinued operations	(2,564)	6,841	4,277	3,247	(1,385)	1,862
Provision for income taxes	(728)	(203)	(931)	(557)	—	(557)

Income (loss) before discontinued operations	(3,292)	6,638	3,346	2,690	(1,385)	1,305
Income (loss) from discontinued operations	(7,279)	—	(7,279)	1,838	—	1,838

Net income (loss)	$(10,571)	$6,638	$(3,933)	$4,528	$(1,385)	$3,143

Basic income (loss) per share:
Income (loss) before discontinued operations	$(0.06)		$0.06	$0.05		$0.03
Income (loss) from discontinued operations	(0.14)		(0.14)	0.04		0.03

Basic income (loss) per share	$(0.20)		$(0.08)	$0.09		$0.06

Diluted income (loss) per share:
Income (loss) before discontinued operations	$(0.06)		$0.06	$0.05		$0.02
Income (loss) from discontinued operations	(0.14)		(0.13)	0.03		0.04

Diluted income (loss) per share	$(0.20)		$(0.07)	$0.08		$0.06

HYPERCOM CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,
	2005			2004
(Amounts in thousands, except per share data)	GAAP	Non-GAAP Adjustments	Non-GAAP	GAAP	Non-GAAP Adjustments	Non-GAAP
Net revenue:
Product and other	$210,963	$365	$211,328	$214,239	$—	$214,239
Services	34,260	—	34,260	27,046	—	27,046

Total net revenue	245,223	365	245,588	241,285	—	241,285

Costs of revenue:
Product and other	144,649	(19,042)	125,607	123,419	—	123,419
Services	27,442	(930)	26,512	20,721	—	20,721
Write-off of deferred contract costs	—	—	—	11,305	(11,305)	—

Total costs of revenue	172,091	(19,972)	152,119	155,445	(11,305)	144,140

Gross profit	73,132	20,337	93,469	85,840	11,305	97,145

Operating expenses:
Research and development	27,555	(1,273)	26,282	27,188	—	27,188
Selling, general and administrative	72,649	(6,394)	66,255	65,242	—	65,242

Total operating expenses	100,204	(7,667)	92,537	92,430	—	92,430

Income (loss) from continuing operations	(27,072)	28,004	932	(6,590)	11,305	4,715
Interest income	2,679	—	2,679	1,198	—	1,198
Interest expense	(787)	—	(787)	(1,412)	—	(1,412)
Other income (expense)	(240)	—	(240)	13	—	13
Foreign currency loss	(1,297)	—	(1,297)	(1,906)	—	(1,906)

Income (loss) before income taxes and discontinued operations	(26,717)	28,004	1,287	(8,697)	11,305	2,608
Provision for income taxes	(3,526)	(264)	(3,790)	(3,833)	—	(3,833)

Loss before discontinued operations	(30,243)	27,740	(2,503)	(12,530)	11,305	(1,225)
Income (loss) from discontinued operations	(3,123)	—	(3,123)	3,868	—	3,868

Net income (loss)	$(33,366)	$27,740	$(5,626)	$(8,662)	$11,305	$2,643

Basic and diluted income (loss) per share:
Income (loss) before discontinued operations	$(0.58)		$(0.05)	$(0.24)		$(0.02)
Income (loss) from discontinued operations	(0.06)		(0.06)	0.07		0.07

Basic and diluted income (loss) per share	$(0.64)		$(0.11)	$(0.17)		$0.05

HYPERCOM CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2005			June 30, 2005			September 30, 2005			December 31, 2005			Year Ended December 31, 2005
(Amounts in thousands, except		Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP
per share data)	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue:
Product and other	$43,654	$148	$43,802	$52,852	$217	$53,069	$57,157	$—	$57,157	$57,300	$—	$57,300	$210,963	$365	$211,328
Services	6,779	—	6,779	7,302	—	7,302	9,390	—	9,390	10,789	—	10,789	34,260	—	34,260

Total net revenue	50,433	148	50,581	60,154	217	60,371	66,547	—	66,547	68,089	—	68,089	245,223	365	245,588

Costs of revenue:
Product and other	28,609	(2,838)	25,771	45,905	(12,357)	33,548	34,881	—	34,881	35,254	(3,847)	31,407	144,649	(19,042)	125,607
Services	5,287	—	5,287	6,516	(930)	5,586	6,187	—	6,187	9,452	—	9,452	27,442	(930)	26,512

Total costs of revenue	33,896	(2,838)	31,058	52,421	(13,287)	39,134	41,068	—	41,068	44,706	(3,847)	40,859	172,091	(19,972)	152,119

Gross profit	16,537	2,986	19,523	7,733	13,504	21,237	25,479	—	25,479	23,383	3,847	27,230	73,132	20,337	93,469

Operating expenses:
Research and development	7,258	(456)	6,802	7,592	(580)	7,012	6,296	—	6,296	6,409	(237)	6,172	27,555	(1,273)	26,282
Selling, general and administrative	20,187	(1,673)	18,514	17,641	(1,964)	15,677	15,086	—	15,086	19,735	(2,757)	16,978	72,649	(6,394)	66,255

Total operating expenses	27,445	(2,129)	25,316	25,233	(2,544)	22,689	21,382	—	21,382	26,144	(2,994)	23,150	100,204	(7,667)	92,537

Income (loss) from continuing operations	(10,908)	5,115	(5,793)	(17,500)	16,048	(1,452)	4,097	—	4,097	(2,761)	6,841	4,080	(27,072)	28,004	932
Interest income	557	—	557	637	—	637	611	—	611	874	—	874	2,679	—	2,679
Interest expense	(174)	—	(174)	(209)	—	(209)	(221)	—	(221)	(183)	—	(183)	(787)	—	(787)
Other expense	(45)	—	(45)	(14)	—	(14)	(88)	—	(88)	(93)	—	(93)	(240)	—	(240)
Foreign currency loss	(272)	—	(272)	(437)	—	(437)	(187)	—	(187)	(401)	—	(401)	(1,297)	—	(1,297)

Income (loss) before income taxes and discontinued operations	(10,842)	5,115	(5,727)	(17,523)	16,048	(1,475)	4,212	—	4,212	(2,564)	6,841	4,277	(26,717)	28,004	1,287
Provision for income taxes	(805)	(61)	(866)	(626)	—	(626)	(1,367)	—	(1,367)	(728)	(203)	(931)	(3,526)	(264)	(3,790)

Income (loss) before discontinued operations	(11,647)	5,054	(6,593)	(18,149)	16,048	(2,101)	2,845	—	2,845	(3,292)	6,638	3,346	(30,243)	27,740	(2,503)
Income (loss) from discontinued operations	2,007	—	2,007	1,493	—	1,493	656	—	656	(7,279)	—	(7,279)	(3,123)	—	(3,123)

Net income (loss)	$(9,640)	$5,054	$(4,586)	$(16,656)	$16,048	$(608)	$3,501	$—	$3,501	$(10,571)	$6,638	$(3,933)	$(33,366)	$27,740	$(5,626)

(1)	Non-GAAP adjustments differ from previously reported amounts as charges related to the UK Lease Portfolio ($141 during the 2005 first quarter and $749 during the 2005 second quarter) have been excluded from the Non-GAAP adjustment column and are now reflected in the income from discontinued operations line.

HYPERCOM CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2005			June 30, 2005			September 30, 2005			December 31, 2005			Year Ended December 31, 2005
										Before			Before
(Amounts in thousands, except per	As Previously	Discontinued		As Previously	Discontinued		As Previously	Discontinued		Discontinued	Discontinued		Discontinued	Discontinued
share data)	Reported	Operations (2)	GAAP	Reported	Operations (2)	GAAP	Reported	Operations (2)	GAAP	Operations (3)	Operations (3)	GAAP	Operations (3)	Operations (3)	GAAP
Net revenue:
Product and other	$47,752	$(4,098)	$43,654	$56,713	$(3,861)	$52,852	$60,419	$(3,262)	$57,157	$60,434	$(3,134)	$57,300	$225,318	$(14,355)	$210,963
Services	6,779	—	6,779	7,302	—	7,302	9,390	—	9,390	10,789	—	10,789	34,260	—	34,260

Total net revenue	54,531	(4,098)	50,433	64,015	(3,861)	60,154	69,809	(3,262)	66,547	71,223	(3,134)	68,089	259,578	(14,355)	245,223

Costs of revenue:
Product and other	30,685	(2,076)	28,609	47,661	(1,756)	45,905	37,121	(2,240)	34,881	38,713	(3,459)	35,254	154,180	(9,531)	144,649
Services	5,287	—	5,287	6,516	—	6,516	6,187	—	6,187	9,452	—	9,452	27,442	—	27,442

Total costs of revenue	35,972	(2,076)	33,896	54,177	(1,756)	52,421	43,308	(2,240)	41,068	48,165	(3,459)	44,706	181,622	(9,531)	172,091

Gross profit	18,559	(2,022)	16,537	9,838	(2,105)	7,733	26,501	(1,022)	25,479	23,058	325	23,383	77,956	(4,824)	73,132

Operating expenses:
Research and development	7,258	—	7,258	7,592	—	7,592	6,296	—	6,296	6,409	—	6,409	27,555	—	27,555
Selling, general and administrative	20,603	(416)	20,187	17,950	(309)	17,641	15,374	(288)	15,086	20,119	(384)	19,735	74,046	(1,397)	72,649

Total operating expenses	27,861	(416)	27,445	25,542	(309)	25,233	21,670	(288)	21,382	26,528	(384)	26,144	101,601	(1,397)	100,204

Income (loss) from continuing operations	(9,302)	(1,606)	(10,908)	(15,704)	(1,796)	(17,500)	4,831	(734)	4,097	(3,470)	709	(2,761)	(23,645)	(3,427)	(27,072)
Interest income	557	—	557	637	—	637	611	—	611	874	—	874	2,679	—	2,679
Interest expense	(174)	—	(174)	(209)	—	(209)	(221)	—	(221)	(183)	—	(183)	(787)	—	(787)
Other expense	(45)	—	(45)	(14)	—	(14)	(88)	—	(88)	(93)	—	(93)	(240)	—	(240)
Foreign currency gain (loss)	(270)	(2)	(272)	(740)	303	(437)	(265)	78	(187)	(362)	(39)	(401)	(1,637)	340	(1,297)

Income (loss) before income taxes and discontinued operations	(9,234)	(1,608)	(10,842)	(16,030)	(1,493)	(17,523)	4,868	(656)	4,212	(3,234)	670	(2,564)	(23,630)	(3,087)	(26,717)
Provision for income taxes	(805)	—	(805)	(626)	—	(626)	(1,367)	—	(1,367)	(728)	—	(728)	(3,526)	—	(3,526)

Income (loss) before discontinued operations	(10,039)	(1,608)	(11,647)	(16,656)	(1,493)	(18,149)	3,501	(656)	2,845	(3,962)	670	(3,292)	(27,156)	(3,087)	(30,243)
Income (loss) from discontinued operations	399 (1)	1,608	2,007	—	1,493	1,493	—	656	656	—	(7,279)	(7,279)	399 (1)	(3,522)	(3,123)

Net income (loss)	$(9,640)	$—	$(9,640)	$(16,656)	$—	$(16,656)	$3,501	$—	$3,501	$(3,962)	$(6,609)	$(10,571)	$(26,757)	$(6,609)	$(33,366)

(1)	During the 2005 first quarter, the Company recorded income from discontinued operations principally relating to the release of excess reserves no longer required due to the expiration of the indemnification period under a prior purchase and sales agreement of a discontinued business.

(2)	All amounts related to the UK Lease Portfolio have been classified as discontinued operations and accordingly have been reflected above as an adjustment to amounts previously reported to arrive at GAAP amounts.

(3)	During the 2005 fourth quarter, the Company made the decision to sell its UK Lease Portfolio as this leasing business does not align with the Company’s core business. As a result, for the quarter and year ended December 31, 2005, the Company has provided a non-GAAP statement of operations “before discontinued operations” adjusted for the results of the “discontinued operations” to arrive at the GAAP amounts

HYPERCOM CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2004			June 30, 2004			September 30, 2004			December 31, 2004			Year Ended December 31, 2004
(Amounts in thousands, except per	As Previously	Discontinued		As Previously	Discontinued		As Previously	Discontinued		As Previously	Discontinued		As Previously	Discontinued
share data)	Reported	Operations (1)	GAAP	Reported	Operations (1)	GAAP	Reported	Operations (1)	GAAP	Reported	Operations (1)	GAAP	Reported	Operations (1)	GAAP
Net revenue:
Product and other	$43,531	$(2,468)	$41,063	$55,564	$(2,450)	$53,114	$56,682	$(3,881)	$52,801	$72,332	$(5,071)	$67,261	$228,109	$(13,870)	$214,239
Services	6,111	—	6,111	7,495	—	7,495	6,069	—	6,069	7,371	—	7,371	27,046	—	27,046

Total net revenue	49,642	(2,468)	47,174	63,059	(2,450)	60,609	62,751	(3,881)	58,870	79,703	(5,071)	74,632	255,155	(13,870)	241,285

Costs of revenue:
Product and other	24,601	(2,444)	22,157	30,830	(571)	30,259	33,306	(2,350)	30,956	42,296	(2,249)	40,047	131,033	(7,614)	123,419
Services	4,543	—	4,543	5,375	—	5,375	5,146	—	5,146	5,657	—	5,657	20,721	—	20,721
Write-off of deferred contract costs	—	—	—	11,305	—	11,305	—	—	—	—	—	—	11,305	—	11,305

Total costs of revenue	29,144	(2,444)	26,700	47,510	(571)	46,939	38,452	(2,350)	36,102	47,953	(2,249)	45,704	163,059	(7,614)	155,445

Gross profit	20,498	(24)	20,474	15,549	(1,879)	13,670	24,299	(1,531)	22,768	31,750	(2,822)	28,928	92,096	(6,256)	85,840

Operating expenses:
Research and development	6,825	—	6,825	6,444	—	6,444	6,637	—	6,637	7,282	—	7,282	27,188	—	27,188
Selling, general and administrative	14,885	(213)	14,672	16,962	(253)	16,709	15,413	(303)	15,110	19,053	(302)	18,751	66,313	(1,071)	65,242

Total operating expenses	21,710	(213)	21,497	23,406	(253)	23,153	22,050	(303)	21,747	26,335	(302)	26,033	93,501	(1,071)	92,430

Income (loss) from continuing operations	(1,212)	189	(1,023)	(7,857)	(1,626)	(9,483)	2,249	(1,228)	1,021	5,415	(2,520)	2,895	(1,405)	(5,185)	(6,590)
Interest income	273	—	273	221	—	221	289	—	289	415	—	415	1,198	—	1,198
Interest expense	(491)	—	(491)	(445)	—	(445)	(392)	—	(392)	(84)	—	(84)	(1,412)	—	(1,412)
Other income (expense)	18	—	18	2	—	2	(1)	—	(1)	(6)	—	(6)	13	—	13
Foreign currency gain (loss)	(732)	119	(613)	(907)	316	(591)	(929)	200	(729)	(655)	682	27	(3,223)	1,317	(1,906)

Income (loss) before income taxes and discontinued operations	(2,144)	308	(1,836)	(8,986)	(1,310)	(10,296)	1,216	(1,028)	188	5,085	(1,838)	3,247	(4,829)	(3,868)	(8,697)
Provision for income taxes	(829)	—	(829)	(1,540)	—	(1,540)	(907)	—	(907)	(557)	—	(557)	(3,833)	—	(3,833)

Income (loss) before discontinued operations	(2,973)	308	(2,665)	(10,526)	(1,310)	(11,836)	309	(1,028)	(719)	4,528	(1,838)	2,690	(8,662)	(3,868)	(12,530)
Income (loss) from discontinued operations	—	(308)	(308)	—	1,310	1,310	—	1,028	1,028	—	1,838	1,838	—	3,868	3,868

Net income (loss)	$(2,973)	$—	$(2,973)	$(10,526)	$—	$(10,526)	$309	$—	$309	$4,528	$—	$4,528	$(8,662)	$—	$(8,662)

(1)	All amounts related to the UK Lease Portfolio have been classified as discontinued operations and accordingly have been reflected above as an adjustment to amounts previously reported as GAAP amounts.

Note 1: Reconciliation of Non-GAAP Measures and EBITDA Presentation
This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable GAAP measure. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Non-GAAP operating results are presented in the earnings release because management believes that such supplemental information is of interest to its investors to reflect the current period operating results exclusive of material non-recurring items that may not be indicative of our core business operating results. The non-GAAP 2005 results and related non-GAAP adjustments are not intended to be considered in isolation, as a substitute for the actual 2005 results in this earnings release or presented in accordance with GAAP. Management has attempted to use a consistent method from quarter to quarter and year to year when computing the non-GAAP financial measures.
During the latter part of March 2005, a change in senior management was made at the Company. An interim Chief Executive Officer and interim Chief Financial Officer (collectively “Interim Management”) were appointed to replace the former Chief Executive Officer and Chief Financial Officer. The interim Chief Executive Officer, William Keiper, was appointed as the Company’s Chief Executive Officer and President on August 29, 2005 and a new Chief Financial Officer was appointed in October 2005. Interim Management commenced a comprehensive review of the Company’s financial performance; market strategy; products; product development and life cycle management; and employee, customer and vendor relationships (the “2005 Business Review”). The objective of the 2005 Business Review was to create a plan to improve profitability and customer relations, transition more rapidly to 32-bit technology products, rationalize operations and reorganize the Company’s corporate structure.
The following table sets forth charges recorded during 2005 in conjunction with the 2005 Business Review (in thousands):

	2005 First	2005 Second	2005 Fourth	2005 Full
	Quarter	Quarter	Quarter	Year
Revenues and cost of revenues:
Warranty charges and product return accruals	$706	$6,076	$667	$7,449
Inventory write-downs, primarily for product end-of-life decisions	2,132	7,090	2,888	12,110
One-time termination benefits and related employment costs		177	292	469
Other	148	161		309

Revenues and cost of revenues total	2,986	13,504	3,847	20,337

Operating expenses and income taxes:
One-time termination benefits and related employment costs	1,543	2,021	1,349	4,913
Idled lease facility rent charge			1,013	1,013
Other	525	523	429	1,477

Operating expenses and income taxes total	2,068	2,544	2,791	7,403

	$5,054	$16,048	$6,638	$27,740

EBITDA is presented in the earnings release because management believes that it is a commonly used financial measure that is of interest to its investors. The Company defines EBITDA as earnings before interest, income taxes, depreciation, and amortization. EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.
Below is a reconciliation of the loss before taxes and discontinued operations to EBITDA from continuing operations (amounts in thousands and unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
EBITDA from continuing operations:
Income (loss) before income taxes and discontinued operations	$(2,564)	$3,247	$(26,717)	$(8,697)
Depreciation and amortization	2,417	2,105	7,890	8,007
Interest, net	(691)	(331)	(1,892)	214

EBITDA from continuing operations	$(838)	$5,021	$(20,719)	$(476)

Note 2: Reclassification of Discontinued Operations
This press release also includes the consolidated operating results adjusted for the discontinued operations of the Company’s UK based leasing business to arrive at the GAAP amounts. This non-GAAP information is presented in the press release because management believes that it is of interest to its investors. The reclassification of the discontinued operations amounts into the natural income statement accounts is not a GAAP measure and should not be considered a substitute for the actual 2005 and 2004 results in this earnings release or presented in accordance with GAAP.